4th Quarter Earnings Conference Call January 15, 2016 ® Exhibit 99.3

2 2015 Overview (1) Available to common shareholders from continuing operations (2) Non-GAAP; see appendix for reconciliation (3) Excluding loans held for sale ($ in millions, except per share data) 2015 2014 Change Net Income(1) $1,011 $1,082 (7)% Diluted EPS - Continuing Operations $0.76 $0.78 (3)% Total Adjusted Revenue (FTE)(2) $5.3B $5.2B 2% Adjusted Ending Loans(2) 81,996 77,307 6% Average Deposits 96,890 93,481 4% Non-accrual loans(3) as % of loans 0.96% 1.07% (11 bps) ▪ Growth in customer accounts, households, Regions360™ relationships and credit card accounts ▪ Total adjusted loan growth of $5B or 6%(2) ▪ Average deposits up 4%; low-cost deposits represented 92% of total average deposits ▪ Total adjusted revenue increased 2%(2) over 2014, reflecting investments made to grow and diversify revenue ▪ Executed capital plan, returning 93% of earnings to shareholders, expected to be one of the highest percentages among peers ▪ Made several small -- but important --investments and acquisitions in 2015 that will help drive future income 2015 Highlights 2016 Strategic Initiatives ▪ Grow and diversify revenue streams ▪ Disciplined expense management ▪ Effectively deploy capital

# Loans and leases

For the quarter:

- Adjusted ending loan and lease balances up $1 billion or 1%[1]
- Business lending achieved solid growth as balances increased 1%, excluding the lease reclassification[1]
  - Commercial loans grew 1%[1]
  - Commitments increased 2%
  - Line utilization up 30 basis points
- Consumer lending had another strong quarter with every category increasing
  - Indirect auto loans up 2%
  - Other indirect lending increased 11%
  - Credit card balances increased 6%
  - Mortgage loan balances increased $81MM
  - Home equity increased $31MM

## Adjusted ending loan and lease balances[1]

($ in billions)



$77.3
$78.2
$80.1
$81.1
$82.0
4Q14
1Q15
2Q15
3Q15
4Q15

## Adjusted average loan and lease balances[1]

($ in billions)



$77.2
$77.9
$79.2
$80.6
$81.6
4Q14
1Q15
2Q15
3Q15
4Q15

Note: All percentage growth is for ending loans and leases on a linked quarter basis.

(1) Non-GAAP; see appendix for reconciliation and description of business and commercial loans excluding the lease reclassification.

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3

4 Deposits and funding costs Deposit costs Funding costs Ending deposit balances ($ in billions) Average deposit balances ($ in billions) 4Q15 11 basis points ~Historical low~ 4Q14 1Q15 2Q15 3Q15 4Q15 $94.2 $97.5 $97.1 $97.2 $98.4 4Q14 1Q15 2Q15 3Q15 4Q15 $94.0 $95.8 $97.1 $97.2 $97.5 4Q14 1Q15 2Q15 3Q15 4Q15 29 bps 29 bps 25 bps 25 bps 26 bps

5 Net interest income and other financing income and net interest margin ▪ Net interest income and other financing income on a FTE basis was negatively impacted by the $15MM lease adjustment ▪ Excluding the lease adjustment net interest income and other financing income increased 2%(1) ▪ Primary drivers were higher loan balances and balance sheet hedging and optimization strategies, along with interest recoveries ▪ Partially offset by fixed-rate asset repricing ▪ Net interest margin declined 5 basis points to 3.08% ▪ Excluding the lease adjustment, net interest margin was 3.13% or flat with previous quarter(1) ($ in millions) Net Interest Income and Other Financing Income (FTE) Net Interest Margin 4Q14 1Q15 2Q15 3Q15 4Q15 $837 $832 $839 $855 $856 3.17% 3.18% 3.16% 3.13% 3.08% (1) During the fourth quarter of 2015, Regions corrected the accounting for certain leases which had previously been included in loans. The cumulative effect on pre-tax income lowered net interest income and other financing income $15 million and reduced the net interest margin by 5 basis points in the quarter. The company does not expect this adjustment to have a material impact to net interest income and other financing income or net interest margin in any future reporting period.

6 Non-interest income ▪ Adjusted non-interest income increased 4%(1) ▪ Card and ATM fees increased 3% driven by an increase in commercial bank card usage and increased seasonal consumer spending ▪ Service charges were impacted by posting order changes which reduced income by approximately $7MM ▪ Wealth Management income down slightly due to lower insurance income, partially offset by higher investment services fee income ▪ Capital markets income was relatively flat linked quarter as revenue from new product and service offerings was offset primarily by lower loan syndication fees ▪ Other included gains on sale of affordable housing investments (1) Non-GAAP; see appendix for reconciliation (2) Total Wealth Management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the Wealth Management segment. 4Q14 1Q15 2Q15 3Q15 4Q15 20 20 27 29 28 27 40 46 39 37 71 59 66 54 75 91 98 97 102 100 86 85 90 93 96 167 161 168 167 166 12 7 96 13 12 474 470 590 497 514 $474 $470 $590 $497 Selected Items(1) Other Capital Markets Wealth Management Income(2) Mortgage Income Card and ATM fees Service charges on deposit accounts $514 ($ in millions)

7 Non-interest expense ▪ Total adjusted expenses declined $33MM or 4%(1) ▪ FDIC insurance assessments decreased $24MM, primarily due to additional expenses of $23MM in 3Q related to prior assessments ▪ 4Q benefited from lower expenses related to unfunded commitment costs of $12MM ▪ Salaries and benefits increased 2% primarily attributable to $6MM in severance related expenses ▪ Branch consolidation expenses of $6MM related to 29 branches ▪ Adjusted efficiency ratio(1) was 63.4%; excluding $15MM reduction to net interest income and other financing income related to the lease adjustment, the adjusted efficiency ratio(1) was 62.7% ▪ Plan is underway to become a more efficient organization including the elimination of $300MM in core expenses over 2016-2018 (1) Non-GAAP; see appendix for reconciliation 4Q14 1Q15 2Q15 3Q15 4Q15 $859 $840 $859 $894 $861 $110 $65 $75 $1 $12 $969 $905 $934 $895 Selected Items(1)Adjusted Non-Interest Expense(1) $873 ($ in millions)

8 $1,303$1,312 $1,404$1,505 $1,586 368 (1) Excludes loans held for sale (2) Includes commercial and investor real estate loans only (3) The All Other category includes TDRs classified as held for sale for the following periods : $29MM in 4Q14, $19MM in 1Q15, $18MM in 2Q15, $14MM in 3Q15 and $8MM in 4Q15. Asset quality Net charge-offs and ratio ($ in millions) NPLs and coverage ratio(1) ($ in millions) Troubled debt restructurings ($ in millions) Criticized and classified loans(2) ($ in millions) Net Charge-Offs Net Charge-Offs ratio 4Q14 1Q15 2Q15 3Q15 4Q15 $83 $54 $46 $60 $78 0.42% 0.28% 0.23% 0.30% 0.38% NPLs Coverage Ratio 4Q14 1Q15 2Q15 3Q15 4Q15 $829 $800 $751 $789 $782 133% 137% 149% 141% 141% Classified Loans Special Mention 4Q14 1Q15 2Q15 3Q15 4Q15 1,493 1,727 1,787 1,838 1,937 1,206 $2,699 1,097 $2,824 1,163 $2,950 1,416 $3,254 1,434 $3,371 4Q14 1Q15 2Q15 3Q15 4Q15 468 478 471 480 479 750 666 576 483 483 Residential First Mortgage All Other (3) Home Equity 361 357 349 341

9 Capital and liquidity ▪ Repurchased $621MM and declared dividends of $304MM, returning 93% of earnings to shareholders in 2015 ▪ Transitional basis Basel III Common Equity Tier 1 ratio estimated at 10.9%, well above current regulatory minimums ▪ At period end, Regions was fully compliant with the final Liquidity Coverage Ratio rule (1) Current quarter ratios are estimated (2) Regions’ prior year regulatory capital ratios have not been revised to reflect the retrospective application of new accounting guidance related to investments in qualified affordable housing projects. (3) Beginning in the first quarter of 2015, Regions’ regulatory capital ratios are calculated pursuant to the phase-in provisions of the Basel III capital rules. All prior period ratios were calculated pursuant to the Basel I capital rules. (4) Non-GAAP; see appendix for reconciliation (5) Based on ending balances Common equity Tier 1 ratio – Fully phased-in pro-forma(1)(2)(4) Loan to deposit ratio(5) Tier 1 capital ratio(1)(2)(3) 4Q14 1Q15 2Q15 3Q15 4Q15 12.5% 12.2% 12.1% 11.7% 11.7% 4Q14 1Q15 2Q15 3Q15 4Q15 11.0% 11.2% 11.1% 10.8% 10.7% 4Q14 1Q15 2Q15 3Q15 4Q15 82% 80% 83% 83% 83%

10 2016 expectations ▪ Adjusted average loan growth of 3% - 5%, excluding the impact of the lease reclassification ▪ Average deposit growth of 2% - 4% ▪ Net interest and other financing income up 2% - 4%(1) ▪ Adjusted non-interest income up 4% - 6%(2) ▪ Adjusted expenses flat to up modestly: efficiency ratio <63% ▪ Operating leverage of 2% - 4%(1) ▪ Net charge-offs of 25 - 35 bps (1) Interest rate scenarios include a flat yield curve and market forward interest rates as of 11.6.15. Expectations assume the low end of the range under flat yield curve and the higher end of the range for market forward interest rates. (2) 2016 non-interest income reflects the negative impact from posting order change of approximately $10M-$15M per quarter.

11 Appendix

# Energy lending

## Outstanding Balances

| ($ in millions) | Loan/Lease Balances As of 6/30/15 | Loan/Lease Balances As of 9/30/15 | Loan/Lease Balances As of 12/31/15 | Criticized As of 12/31/15 |
|---|---|---|---|---|
| Oilfield services and supply | $1,216 | $1,095 | $969 | $329 |
| Exploration and production (Upstream) | 958 | 960 | 910 | 433 |
| Midstream | 284 | 405 | 441 | 40 |
| Downstream | 67 | 71 | 71 | — |
| Other | 176 | 174 | 142 | 21 |
| Total direct exposure | 2,701 | 2,705 | 2,533 | 823 |
| Indirect loans | 570 | 554 | 519 | 62 |
| Direct and indirect exposure | $3,271 | $3,259 | $3,052 | $885 |
| Operating leases | — | — | 162 | 15 |
| Total energy loans / leases | $3,271 | $3,259 | $3,214 | $900 |

## Oil Field Services Detail

| Type | % of OFS | # of Clients* | Commentary |
|---|---|---|---|
| Marine | 45% | 10 | Shelf operators are under stress, but remain well collateralized. Deepwater operators remain stable. |
| Integrated OFS | 26% | 11 | Diverse client base with access to liquidity and capital markets. However, additional downgrades are likely. |
| Compression | 14% | 4 | Linked to movement of natural gas, sector is stable and lower risk. |
| Fluid Management | 5% | 3 | Future downgrades are expected. |
| Pre-drilling / Drilling | 8% | 2 | Clients are liquid with strong backlogs. |
| Sand | 2% | 2 | Small number of outstandings. |

- Reserves now stand at 6% of direct energy exposure.
- During the fourth quarter, Regions corrected the accounting for certain operating leases which had previously been included in loans. The total impact to the energy portfolio is $162 million.
- Securities portfolio contained ~$229MM of high quality, investment grade corporate bonds that are energy related at 12/31/15.

*Represents the number of clients that make up 75% of the loan balances outstanding

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13 Energy lending Outstanding Balances(1)(2) Oilfield Services Outstanding Balances(1) (1) As of 12/31/2015, $ in millions (2) $162MM of total energy exposure was reclassified from loans to other earning assets as of 12/31/15. Oilfield Services: $969 Exploration and production: $910 Midstream: $441 Downstream: $71 Other: $142 Indirect: $519 Marine: $431 Integrated OFS: $254 Compression: $133 Fluid Management: $51 Pre-drilling / Drilling: $79 Sand: $21

# Non-GAAP reconciliation: Adjusted ending loans and leases

During the fourth quarter 2015, Regions corrected the accounting for certain leases which had previously been included in loans. These leases had been classified as capital leases but were subsequently determined to be operating leases. The adjustment resulted in a reclassification of these leases out of loans into other earning assets. Regions believes including the impact of the operating leases, reported as capital leases prior to the fourth quarter of 2015, provides a meaningful calculation of loan and lease growth rates and presents them on the same basis as that applied by management. Total loans (GAAP) is presented including the lease adjustment to arrive at adjusted total loans and leases (non-GAAP).

| | As of | | | | | 12/31/2015 vs. 9/30/2015 | | 12/31/2015 vs. 12/31/2014 | |
|---|---|---|---|---|---|---|---|---|---|
| *($ amounts in millions)* | **12/31/2015** | 9/30/2015 | 6/30/2015 | 3/31/2015 | 12/31/2014 | | | | |
| Commercial and industrial | **$ 35,821** | $ 35,906 | $ 35,347 | $ 33,681 | $ 32,732 | $ (85) | (0.2)% | $ 3,089 | 9.4 % |
| Commercial real estate mortgage—owner-occupied | **7,538** | 7,741 | 7,797 | 8,043 | 8,263 | (203) | (2.6)% | (725) | (8.8)% |
| Commercial real estate construction—owner-occupied | **423** | 406 | 448 | 437 | 407 | 17 | 4.2 % | 16 | 3.9 % |
| Total commercial [1] | **43,782** | 44,053 | 43,592 | 42,161 | 41,402 | (271) | (0.6)% | 2,380 | 5.7 % |
| Commercial investor real estate mortgage | **4,255** | 4,386 | 4,509 | 4,499 | 4,680 | (131) | (3.0)% | (425) | (9.1)% |
| Commercial investor real estate construction | **2,692** | 2,525 | 2,419 | 2,422 | 2,133 | 167 | 6.6 % | 559 | 26.2 % |
| Total investor real estate | **6,947** | 6,911 | 6,928 | 6,921 | 6,813 | 36 | 0.5 % | 134 | 2.0 % |
| Total business [1] | **50,729** | 50,964 | 50,520 | 49,082 | 48,215 | (235) | (0.5)% | 2,514 | 5.2 % |
| Residential first mortgage | **12,811** | 12,730 | 12,589 | 12,418 | 12,315 | 81 | 0.6 % | 496 | 4.0 % |
| Home equity—first lien | **6,696** | 6,577 | 6,424 | 6,261 | 6,195 | 119 | 1.8 % | 501 | 8.1 % |
| Home equity—second lien | **4,282** | 4,370 | 4,475 | 4,593 | 4,737 | (88) | (2.0)% | (455) | (9.6)% |
| Indirect—vehicles | **3,984** | 3,895 | 3,782 | 3,701 | 3,642 | 89 | 2.3 % | 342 | 9.4 % |
| Indirect—other consumer | **545** | 490 | 383 | 272 | 206 | 55 | 11.2 % | 339 | 164.6 % |
| Consumer credit card | **1,075** | 1,016 | 992 | 966 | 1,009 | 59 | 5.8 % | 66 | 6.5 % |
| Other consumer | **1,040** | 1,021 | 984 | 950 | 988 | 19 | 1.9 % | 52 | 5.3 % |
| Total consumer | **30,433** | 30,099 | 29,629 | 29,161 | 29,092 | 334 | 1.1 % | 1,341 | 4.6 % |
| **Total Loans** | **$ 81,162** | $ 81,063 | $ 80,149 | $ 78,243 | $ 77,307 | $ 99 | 0.1 % | $ 3,855 | 5.0 % |
| Operating leases previously reported as capital leases | **834** | — | — | — | — | 834 | NM | 834 | NM |
| **Adjusted Total Loans and Leases (non-GAAP)** [1] | **$ 81,996** | $ 81,063 | $ 80,149 | $ 78,243 | $ 77,307 | $ 933 | 1.2 % | $ 4,689 | 6.1 % |

(1) Adjusting the December 31, 2015 ending balances of total commercial and business loan categories to include the impact of the operating leases, loan and lease growth rates would have been 1.3% and 1.2%, respectively, compared to September 30, 2015, and 7.8% and 6.9%, respectively, compared to December 31, 2014.

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# Non-GAAP reconciliation: Adjusted average loans and leases

During the fourth quarter 2015, Regions corrected the accounting for certain leases which had previously been included in loans. These leases had been classified as capital leases but were subsequently determined to be operating leases. The adjustment resulted in a reclassification of these leases out of loans into other earning assets. Regions believes including the impact of the operating leases, reported as capital leases prior to the fourth quarter of 2015, provides a meaningful calculation of loan and lease growth rates and presents them on the same basis as that applied by management. Total loans (GAAP) is presented including the lease adjustment to arrive at adjusted total loans and leases (non-GAAP).

| | Quarter ended | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|
| *($ amounts in millions)* | **4Q15** | 3Q15 | 2Q15 | 1Q15 | 4Q14 | 4Q15 vs. 3Q15 | | 4Q15 vs. 4Q14 | |
| Commercial and industrial | **$ 35,511** | $ 35,647 | $ 34,480 | $ 33,418 | $ 32,484 | $ (136) | (0.4)% | $ 3,027 | 9.3 % |
| Commercial real estate mortgage—owner-occupied | **7,675** | 7,768 | 7,921 | 8,143 | 8,466 | (93) | (1.2)% | (791) | (9.3)% |
| Commercial real estate construction—owner-occupied | **415** | 443 | 430 | 422 | 367 | (28) | (6.3)% | 48 | 13.1 % |
| Total commercial | **43,601** | 43,858 | 42,831 | 41,983 | 41,317 | (257) | (0.6)% | 2,284 | 5.5 % |
| Commercial investor real estate mortgage | **4,332** | 4,441 | 4,549 | 4,629 | 4,837 | (109) | (2.5)% | (505) | (10.4)% |
| Commercial investor real estate construction | **2,576** | 2,455 | 2,416 | 2,236 | 2,032 | 121 | 4.9 % | 544 | 26.8 % |
| Total investor real estate | **6,908** | 6,896 | 6,965 | 6,865 | 6,869 | 12 | 0.2 % | 39 | 0.6 % |
| Total business | **50,509** | 50,754 | 49,796 | 48,848 | 48,186 | (245) | (0.5)% | 2,323 | 4.8 % |
| Residential first mortgage | **12,753** | 12,649 | 12,471 | 12,330 | 12,273 | 104 | 0.8 % | 480 | 3.9 % |
| Home equity—first lien | **6,643** | 6,510 | 6,355 | 6,234 | 6,161 | 133 | 2.0 % | 482 | 7.8 % |
| Home equity—second lien | **4,305** | 4,392 | 4,512 | 4,651 | 4,778 | (87) | (2.0)% | (473) | (9.9)% |
| Indirect—vehicles | **3,969** | 3,863 | 3,768 | 3,708 | 3,627 | 106 | 2.7 % | 342 | 9.4 % |
| Indirect—other consumer | **523** | 439 | 328 | 237 | 203 | 84 | 19.1 % | 320 | 157.6 % |
| Consumer credit card | **1,031** | 1,004 | 975 | 977 | 975 | 27 | 2.7 % | 56 | 5.7 % |
| Other consumer | **1,027** | 1,004 | 970 | 957 | 979 | 23 | 2.3 % | 48 | 4.9 % |
| Total consumer | **30,251** | 29,861 | 29,379 | 29,094 | 28,996 | 390 | 1.3 % | 1,255 | 4.3 % |
| **Total Loans** | **$ 80,760** | $ 80,615 | $ 79,175 | $ 77,942 | $ 77,182 | $ 145 | 0.2 % | $ 3,578 | 4.6 % |
| Operating leases previously reported as capital leases | **852** | — | — | — | — | 852 | NM | 852 | NM |
| **Adjusted Total Loans and Leases (non-GAAP)** | **$ 81,612** | $ 80,615 | $ 79,175 | $ 77,942 | $ 77,182 | $ 997 | 1.2 % | $ 4,430 | 5.7 % |

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# Non-GAAP reconciliation: Non-interest expense and efficiency ratio

The table below presents computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non-interest expense divided by total revenue. Management uses this ratio to monitor performance and believes this measure provides meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP). Net interest income and other financing income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the efficiency ratio. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions' business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

| *($ amounts in millions)* | | Quarter Ended | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|
| | | 12/31/2015 | 9/30/2015 | 6/30/2015 | 3/31/2015 | 12/31/2014 | 4Q15 vs. 3Q15 | | 4Q15 vs. 4Q14 | |
| **ADJUSTED EFFICIENCY RATIO, ADJUSTED NON-INTEREST INCOME/ EXPENSE- CONTINUING OPERATIONS** | | | | | | | | | | |
| Non-interest expense (GAAP) | | $ 873 | $ 895 | $ 934 | $ 905 | $ 969 | $ (22) | (2.5)% | $ (96) | (9.9)% |
| Adjustments: | | | | | | | | | | |
| Professional, legal and regulatory expenses [1] | | — | — | (48) | — | (100) | — | NM | 100 | (100.0)% |
| Branch consolidation, property and equipment charges [2] | | (6) | (1) | (27) | (22) | (10) | (5) | NM | 4 | (40.0)% |
| Loss on early extinguishment of debt | | — | — | — | (43) | — | — | NM | — | NM |
| Salary and employee benefits—severance charges | | (6) | — | — | — | — | (6) | NM | (6) | NM |
| Adjusted non-interest expense (non-GAAP) | A | $ 861 | $ 894 | $ 859 | $ 840 | $ 859 | $ (33) | (3.7)% | $ 2 | 0.2 % |
| Net interest income and other financing income (GAAP) | | $ 836 | $ 836 | $ 820 | $ 815 | $ 820 | $ — | NM | $ 16 | 2.0 % |
| Taxable-equivalent adjustment | | 20 | 19 | 19 | 17 | 17 | 1 | 5.3 % | 3 | 17.6 % |
| Net interest income and other financing income, taxable-equivalent basis | B | $ 856 | $ 855 | $ 839 | $ 832 | $ 837 | $ 1 | 0.1 % | $ 19 | 2.3 % |
| Non-interest income (GAAP) | C | $ 514 | $ 497 | $ 590 | $ 470 | $ 474 | $ 17 | 3.4 % | $ 40 | 8.4 % |
| Adjustments: | | | | | | | | | | |
| Securities gains, net | | (11) | (7) | (6) | (5) | (12) | (4) | 57.1 % | 1 | (8.3)% |
| Insurance proceeds [3] | | (1) | — | (90) | — | — | (1) | NM | (1) | NM |
| Leveraged lease termination gains, net | | — | (6) | — | (2) | — | 6 | (100.0)% | — | NM |
| Adjusted non-interest income (non-GAAP) | D | $ 502 | $ 484 | $ 494 | $ 463 | $ 462 | $ 18 | 3.7 % | $ 40 | 8.7 % |
| Total revenue, taxable-equivalent basis | B+C | $ 1,370 | $ 1,352 | $ 1,429 | $ 1,302 | $ 1,311 | $ 18 | 1.3 % | $ 59 | 4.5 % |
| Adjusted total revenue, taxable-equivalent basis (non-GAAP) | B+D=E | $ 1,358 | $ 1,339 | $ 1,333 | $ 1,295 | $ 1,299 | $ 19 | 1.4 % | $ 59 | 4.5 % |
| Adjusted efficiency ratio (non-GAAP) [4][5] | A/E | 63.4% | 66.8% | 64.5% | 64.9% | 66.1% | | | | |

NM - Not Meaningful

(1) Regions recorded $50 million and $100 million of contingent legal and regulatory accruals during the second quarter of 2015 and the fourth quarter of 2014, respectively, related to previously disclosed matters. The fourth quarter of 2014 accruals were settled in the second quarter of 2015 for $2 million less than originally estimated and a corresponding recovery was recognized.

(2) Branch consolidation, property and equipment charges in the second quarter of 2015 resulted from the transfer of land, previously held for future branch expansion, to held for sale based on changes in management's intent.

(3) Insurance proceeds recognized in the second quarter of 2015 are related to the settlement of the previously disclosed 2010 class-action lawsuit.

(4) Excluding $23 million of FDIC insurance assessment adjustments to prior assessments recorded in the third quarter of 2015, the adjusted efficiency ratio would have been 65.0%.

(5) During the fourth quarter of 2015, Regions corrected the accounting for certain leases, for which Regions is the lessor. These leases had been previously classified as capital leases but were subsequently determined to be operating leases. The aggregate impact of this adjustment lowered net interest income and other financing income $15 million. Excluding the negative impact of the $15 million, the adjusted efficiency ratio would have been 62.7%.

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# Non-GAAP reconciliation: Basel III common equity Tier 1 ratio – fully phased-in pro-forma

The calculation of the fully phased-in pro-forma "Common equity Tier 1" (CET1) is based on Regions' understanding of the Final Basel III requirements. For Regions, the Basel III framework became effective on a phased-in approach starting in 2015 with full implementation beginning in 2019. The calculation provided below includes estimated pro-forma amounts for the ratio on a fully phased-in basis. Regions' current understanding of the final framework includes certain assumptions, including the Company's interpretation of the requirements, and informal feedback received through the regulatory process. Regions' understanding of the framework is evolving and will likely change as analysis and discussions with regulators continue. Because Regions is not currently subject to the fully-phased in capital rules, this pro-forma measure is considered to be a non-GAAP financial measure, and other entities may calculate it differently from Regions' disclosed calculation.

A company's regulatory capital is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to broad risk categories. The aggregated dollar amount in each category is then multiplied by the prescribed risk-weighted percentage. The resulting weighted values from each of the categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Common equity Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the common equity Tier 1 capital ratio. The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements on a fully phased-in basis.

Since analysts and banking regulators may assess Regions' capital adequacy using the fully phased-in Basel III framework, we believe that it is useful to provide investors the ability to assess Regions' capital adequacy on this same basis.

| | | As of and for Quarter Ended | | | |
|---|---|---|---|---|---|
| *($ amounts in millions)* | | 12/31/2015 | 9/30/2015 | 6/30/2015 | 3/31/2015 |
| **Basel III Common Equity Tier 1 Ratio—Fully Phased-In Pro-Forma** [1] | | | | | |
| Stockholder's equity (GAAP) | | $ 16,844 | $ 16,952 | $ 16,899 | $ 17,051 |
| Non-qualifying goodwill and intangibles | | (4,958) | (4,913) | (4,902) | (4,910) |
| Adjustments, including all components of accumulated other comprehensive income, disallowed deferred tax assets, threshold deductions and other adjustments | | 286 | 41 | 183 | 1 |
| Preferred stock (GAAP) | | (820) | (836) | (852) | (868) |
| Basel III common equity Tier 1—Fully Phased-In Pro-Forma (non-GAAP) | A | $ 11,352 | $ 11,244 | $ 11,328 | $ 11,274 |
| Basel III risk-weighted assets—Fully Phased-In Pro-Forma (non-GAAP) [2] | B | $ 105,938 | $ 104,645 | $ 102,479 | $ 101,027 |
| Basel III common equity Tier 1 ratio—Fully Phased-In Pro-Forma (non-GAAP) | A/B | 10.7% | 10.8% | 11.1% | 11.2% |

(1) Current quarter amount and the resulting ratio are estimated. Regulatory capital measures for periods prior to the first quarter of 2015 were not revised to reflect the retrospective application of new accounting guidance related to investments in qualified affordable housing projects. As a result, those calculations have been removed from the table.

(2) Regions continues to develop systems and internal controls to precisely calculate risk-weighted assets as required by Basel III on a fully phased-in basis. The amount included above is a reasonable approximation, based on our understanding of the requirements.

REGIONS
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18 Forward-looking statements The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors" of Regions' Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission. The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time. This presentation may include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, unemployment rates and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings. • The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict. • Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity. • Any impairment of our goodwill or other intangibles, or any adjustment of valuation allowances on our deferred tax assets due to adverse changes in the economic environment, declining operations of the reporting unit, or other factors. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses where our allowance for loan losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities. • Our ability to effectively compete with other financial services companies, some of whom possess greater financial resources than we do and are subject to different regulatory standards than we are. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs. • Our inability to develop and gain acceptance from current and prospective customers for new products and services in a timely manner could have a negative impact on our revenue. • Changes in laws and regulations affecting our businesses, such as the Dodd-Frank Act and other legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our ability to obtain no regulatory objection (as part of the comprehensive capital analysis and review ("CCAR") process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments, may impact our ability to return capital to stockholders and market perceptions of us. • Our ability to comply with applicable capital and liquidity requirements (including the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition could be negatively impacted. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act. • The inability of our internal disclosure controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • The effects of geopolitical instability, including wars, conflicts and terrorist attacks and the potential impact, directly or indirectly on our businesses. • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage, which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. • Our inability to keep pace with technological changes could result in losing business to competitors. • Our ability to identify and address cyber-security risks such as data security breaches, "denial of service" attacks, "hacking" and identity theft, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information; increased costs; losses; or adverse effects to our reputation. • Possible downgrades in our credit ratings or outlook could increase the costs of funding from capital markets. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses; result in the disclosure of and/or misuse of confidential information or proprietary information; increase our costs; negatively affect our reputation; and cause losses. • Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends to stockholders. • Changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies could materially affect how we report our financial results. • The effects of any damage to our reputation resulting from developments related to any of the items identified above.

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